UNITED STATES
                   SECURITIES AND EXCHANGE COMMISSION
                         Washington, D.C. 20549

                                Form S-8

                        REGISTRATION STATEMENT
                                Under
                      THE SECURITIES ACT OF 1933

           Exact name of issuer as specified in its charter:

                        HEWLETT-PACKARD COMPANY

             State or other jurisdiction of         I.R.S. Employer
             incorporation or organization:         Identification No.:
                 California                         94-1081436

                Address of principal executive offices:
            3000 Hanover Street, Palo Alto, California 94304

                        Full title of the plan:
                        HEWLETT-PACKARD COMPANY
               1995 CONVEX STOCK OPTION CONVERSION PLAN

                Name and address of agent for service:
                          D. CRAIG NORDLUND
           3000 Hanover Street, Palo Alto, California 94304

   Telephone Number, including area code, of agent for service: (415)
   857-1501

                    CALCULATION OF REGISTRATION FEE

                               Proposed    Proposed
   Title of                    Maximum     Maximum
   Securities      Amount      Offering    Aggregate        Amount of
   to be           to be       Price Per   Offering         Registration
   Registered      Registered  Per Share   Price            Fee

   Common Stock
   Par Value
   $1.00
   per Share       328,000     $76.8125   $25,194,500.00    $8,687.76





                                 PART I

          INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

   Item 1.     Plan Information.

               Not Applicable.

   Item 2.     Registrant Information and Employee Plan Annual Information.

               Hewlett-Packard Company (the "Company") is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith files periodic reports with the Securities and Exchange Commission (the "Commission"). Such reports, proxy statements and other information filed by the Company can be inspected and copied at the Commission's public reference facilities located at Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549, and at the Commission's Regional Offices at 7 World Trade Center,
Suite 1300, New York, New York 10048 and Citicorp Center, 500 West
Madison Street, Suite 1400, Chicago, Illinois 60661. Copies of such material can be obtained from the Public Reference Section of the Commission, Washington, D.C. 20549, at prescribed rates. In addition, the Company's common stock is listed on the New York and Pacific Stock Exchanges, where reports, proxy statements and other information concerning the Company can also be inspected.

             Further information about the Company may be obtained from the following documents which are incorporated herein by reference.

     (a) The Company's Annual Report on Form 10-K for the fiscal year ended October 31, 1994 and all subsequent Annual Reports on Form 10-K filed by the Company pursuant to Sections 13(a) or 15(d) of the Exchange Act.

     (b) All other reports filed by the Company pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the Company's Annual Report on Form 10-K for the fiscal year ended October 31, 1994.

     (c) The Company's Proxy Statement dated January 13, 1995 and any subsequent Proxy Statement filed by the Company pursuant to Section 14 of the Exchange Act for an annual or special meeting of shareholders.

     Copies of such documents may be obtained without charge by written or oral request to the Corporate Secretary, Hewlett-Packard Company, 3000 Hanover Street, Palo Alto, California 94304, telephone (415) 857-1501.




                                PART II

           INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

   Item 3.     Incorporation of Documents by Reference.

               The Company hereby incorporates by reference in this registration statement the following documents:

     (a) The Company's latest annual report on Form 10-K, filed pursuant to Section 13(a) or 15(d) of the Exchange Act, containing audited financial statements for the Company's latest fiscal year ended October 31, 1994.

     (b) All other reports filed pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the Company's annual report referred to in (a) above.

     (c) The Company's Proxy Statement dated January 13, 1995 and any subsequent Proxy Statement filed by the Company pursuant to Section 14 of the Exchange Act for an annual or special meeting of shareholders.

     All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment to this registration statement which indicates that all securities offered hereby have been sold or which deregisters all securities remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be a part hereof from the date of the filing of such documents.

   Item 4.     Description of Securities.

               The class of securities to be offered is registered under
               Section 12 of the Exchange Act.

   Item 5.     Interests of Named Experts and Counsel.

               Inapplicable.

   Item 6.     Indemnification of Directors and Officers.

               Section 204 of the General Corporation Law of the State of California ("California Law") authorizes a corporation to adopt a provision in its articles of incorporation eliminating the personal liability of directors to corporations and their shareholders for monetary damages for breach or alleged breach of directors' "duty of care." Following a California corporation's adoption of such a provision, its directors are not accountable to corporations and their shareholders for monetary damages for conduct constituting negligence (or gross negligence) in the exercise of their fiduciary duties; however, directors continue to be subject to equitable remedies such as injunction or rescission. Under California Law, a director also continues to be liable for (1) a breach of his or her duty of loyalty;
   (2) acts or omissions not in good faith or involving intentional misconduct or knowing violations of law; (3) illegal payments of dividends; and (4) approval of any transaction from which a director derives an improper personal benefit. The adoption of such a provision in the articles of incorporation also does not limit directors' liability for violations of the federal securities laws.

          Section 317 of the California Law makes provision for the indemnification of officers, directors and other corporate agents in terms sufficiently broad to indemnify such persons, under certain circumstances, for liabilities (including reimbursement for expenses incurred) arising under the Securities Act of 1933, as amended (the "Securities Act"). An amendment to Section 317 provides that the indemnification provided by this section is not exclusive to the extent additional rights are authorized in a corporation's articles of incorporation.

          The Company has adopted provisions in its Amended Articles of Incorporation which eliminate the personal liability of its directors to the Company and its shareholders for monetary damages for breach of the directors' fiduciary duties in certain circumstances and authorize the Company to indemnify its officers, directors and other agents to the fullest extent permitted by law.


   Item 7.     Exemption from Registration Claimed.

               Inapplicable.

   Item 8.     Exhibits.

               See Exhibit Index.

   Item 9.     Undertakings.

               (a) Rule 415 Offering

               The undersigned registrant hereby undertakes:

               (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

               (i)  To include any prospectus required by Section
   10(a)(3) of the Securities Act;

               (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

               (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

   Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is on Form S-3 or Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

          (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

          (b)   Filing Incorporating Subsequent Exchange Act Documents by
  Reference.

     The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (h) Request for Acceleration of Effective Date of Filing of Registration Statement on Form S-8.

        Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.



                            SIGNATURES

       Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Palo Alto, State of California, on this 19th day of December, 1995.



                                        HEWLETT-PACKARD COMPANY


                                        By:
                                        Ann O. Baskins
                                        Assistant Secretary
                                        and Managing Counsel

                          EXHIBIT INDEX


           Exhibit
           No.

           1-4             Not applicable.

           5               Opinion re legality.

           6-22            Not applicable.

           23.1            Consent of Independent Accountants.   Found
                           at page 9 of this registration statement and incorporated herein by reference.

           23.2 Consent of Counsel. Contained with the opinion filed as Exhibit 5 hereto and incorporated herein by reference.

           24 Powers of attorney. Contained in the signature pages (pages 11-12) of this Form S-8 registration statement and incorporated herein by reference.

           25-99           Not applicable.

                       EXHIBIT 5

   December 19, 1995

   Hewlett-Packard Company
   3000 Hanover Street
   Palo Alto, California 94304

          328,000 Shares of common stock of Hewlett-Packard Company Offered pursuant to the 1995 Convex Stock Option Conversion Plan

 Sir and Madam:

     I have examined the proceedings taken and the instruments executed in connection with the organization and present capitalization of Hewlett-Packard Company (the "Company") and the reservation for issuance and authorization of the sale and issuance from time to time of not in excess of 328,000 shares of common stock (the "Shares") pursuant to the terms of the Company's 1995 Convex Stock Option Conversion Plan. The Shares are the subject of a Registration Statement on Form S-8 under the Securities Act of 1933, as amended, which is being filed with the Securities and Exchange Commission and to which this opinion is to be attached as an exhibit.

     Upon the basis of such examination, I am of the following opinion:

   1. The authorized shares of the Company consist of 300,000,000 shares of preferred stock and 1,200,000,000 shares of common stock.

   2. The proper corporate proceedings necessary to the reservation for issuance and the authorization of the sale and issuance from time to time of not in excess of 328,000 shares of the common stock of the Company pursuant to the Company's 1995 Convex Stock Option Conversion Plan have been duly taken and, when issued pursuant to such plan, the Shares will be duly and validly issued and fully paid and nonassessable.

   3. When the above-mentioned registration statement relating to the Shares has become effective and when the listing of the Shares on the New York and Pacific Stock Exchanges has been authorized, all authorizations, consents, approvals, or other orders of all United States regulatory authorities required for the issuance of Shares will have been obtained.

     You should be aware that I and other members of the Hewlett-Packard Company legal department participating in the preparation of the Registration Statement owned or held options to purchase 46,210 shares of Hewlett-Packard Company common stock at September 21, 1995.

     You are further advised that I consent to the use of this opinion as an exhibit to the above-mentioned Registration Statement.

                                             Very truly yours,



                                             Ann O. Baskins
                                             Assistant Secretary
                                             and Managing Counsel




                             Exhibit 23.1

                     CONSENT OF INDEPENDENT ACCOUNTANTS



We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated November 21, 1994, which appears on page 43 of the 1994 Annual Report to Shareholders of Hewlett-Packard Company, which is incorporated by reference in Hewlett-Packard Company's Annual Report on Form 10-K for the year ended October 31, 1994.


Price Waterhouse LLP
San Francisco, California
December 19, 1995

                                Exhibit 23.2

                             CONSENT OF COUNSEL

   Contained with the opinion filed as Exhibit 5 hereto and incorporated herein by reference.

                          Exhibit 24

                              POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS, that the persons whose signatures appear below constitute and appoint D. Craig Nordlund and Ann O. Baskins, and each of them, as true and lawful attorneys-in-fact and agents with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities to sign the Form S-8 Registration Statement pertaining to the Hewlett-Packard Company 1995 Convex Stock Option Conversion Plan, and any or all amendments (including post-effective amendments) to said Form S-8 Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or their substitute or substitutes may lawfully do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement and these Amendments to Registration Statements have been signed below by the following persons in the capacities and on the dates indicated. Moreover, the undersigned hereby also certify that to the best of their knowledge and belief the issuer meets all of the requirements for filing on Form S-8.

   Signature                     Title            Date


   /s/Raymond W. Cookingham      Vice President   December 19, 1995
   Raymond W. Cookingham         and Controller
                                  (Principal
                                  Accounting
                                   Officer)

   /s/Thomas E. Everhart         Director          September 29, 1995
   Thomas E. Everhart

   /s/John B. Fery               Director          September 29, 1995
   John B. Fery

   /s/Jean-Paul G. Gimon         Director          December 19, 1995
   Jean-Paul G. Gimon

   /s/Harold J. Haynes           Director          October 4, 1995
   Harold J. Haynes

   /s/Walter B. Hewlett          Director          September 30, 1995
   Walter B. Hewlett

   /s/Shirley M. Hufstedler      Director          September 28, 1995
   Shirley M. Hufstedler

   /s/George A. Keyworth II      Director          December 19, 1995
   George A. Keyworth II

   /s/David M. Lawrence, MD      Director          December 19, 1995
   David M. Lawrence, MD

   /s/Paul F. Miller, Jr.        Director          December 19, 1995
   Paul F. Miller, Jr.

   /s/Susan P. Orr               Director          October 2, 1995
   Susan P. Orr

   /s/Donald E. Petersen         Director          December 19, 1995
   Donald E. Petersen

   /s/Lewis E. Platt             Chairman,         September 28, 1995
   Lewis E. Platt              President and
                              Chief Executive
                             Officer (Principal
                             Executive Officer)

   /s/Robert P. Wayman         Executive Vice      December 19, 1995
   Robert P. Wayman           President,Finance
                             and Administration
                              (Chief Financial
                                 Officer)
                               and Director